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                                                                      EXHIBIT 21

                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 2003, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

        NAME OF SUBSIDIARY                STATE/COUNTRY OF INCORPORATION       PERCENT OWNERSHIP
        ------------------                ------------------------------       -----------------
   Cognex Technology and Investment
      Corporation                                 California                            100%
   Cognex Canada Technology, Inc.                 California                            100%
   Cognex Foreign Sales Corporation               Barbados                              100%
   Vision Drive, Inc.                             Delaware                              100%
   Cognex Canada, Inc.                            Delaware                              100%
   Cognex K.K.                                    Japan                                 100%
   Cognex International, Inc.                     Delaware                              100%
   Cognex Europe, Inc.                            Delaware                              100%
   Cognex Europe, b.v.                            Netherlands                           100%
   Cognex Germany, Inc.                           Massachusetts                         100%
   Cognex, Ltd.                                   Ireland                               100%
   Cognex UK Ltd.                                 United Kingdom                        100%
   Cognex Finland Oy                              Finland                               100%
   Cognex Singapore, Inc.                         Delaware                              100%
   Cognex Korea, Inc.                             Delaware                              100%
   Cognex Taiwan, Inc.                            Delaware                              100%
   Cognex Asia, Inc.
   (formerly Cognex China, Inc.)                  Delaware                              100%
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